UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2021 (December 13, 2021)

Soliton, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38815	36-4729076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5304 Ashbrook Drive

Houston, TX 77081

(Address of Principal Executive Offices, and Zip Code)

(844) 705-4866

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SOLY	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on May 8, 2021, Soliton, Inc. a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AbbVie Inc. (“AbbVie”) and Scout Merger Sub, Inc., a wholly owned subsidiary of AbbVie (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of AbbVie (the “Merger”).

The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Waiting Period”). As previously disclosed, on August 6, 2021, the Company and AbbVie each received a request for additional information and documentary material (the “Second Request”) from the FTC in connection with the FTC’s review of the transactions contemplated by the Merger Agreement. The effect of the Second Request was to extend the HSR Waiting Period until 30 days after the Company and AbbVie certified substantial compliance with the Second Request. The HSR Waiting Period expired on December 13, 2021 at 11:59 p.m. Eastern Time.

The Company currently anticipates the closing of the Merger will occur on or about December 16, 2021, subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions set forth in the Merger Agreement that by their nature are to be satisfied at the closing of the Merger.

Forward-Looking Statements

This communication, and any documents to which the Company refers in this communication, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement or the proposed transaction and (v) other risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITON, INC.

Date: December 14, 2021	By:	/s/ Lori Bisson
Lori Bisson
Executive Vice President and Chief Financial Officer